UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2011

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

(212) 977-4126
 (Registrant's Telephone Number, Including Area Code)

Not applicable
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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A amends and restates Item 4.02 of the Current Report on Form 8-K filed by Suspect Detection Systems Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on February 25, 2011 (the “Original Filing”). We amend the filing to include more details regarding which of our financial statements are not reliable and the effect of the restatement our conclusions regarding the effectiveness of our disclosure controls and procedures and our internal controls over financial reporting.

On February 17, 2011 the Board of Directors of Suspect Detection Systems Inc. (the "Company") discovered, based upon comments received from the Securities and Exchange Commission (the "Commission") to our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009, filed with the Commission on April 14, 2010, the amended Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009, filed with the Commission on January 14, 2011, the Quarterly Report on Form 10-Q for the Company’s financial statements for the quarter ended March 31, 2010, filed with the Commission on May 18, 2010, the amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on January 20, 2011, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 19, 2010, the amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on February 3, 2011, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the Commission on November 15, 2010, the amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the Commission on February 3, 2011,certain errors in the calculation of the goodwill, non-controlling interest and net loss attributable to non-controlling interest accounts in the Company's financial statements noted above.

As a result, management considered the effect of the above-noted errors on the effectiveness of the Company's disclosure controls and procedures. Appropriate changes have been and will continue to be made to prevent the occurrence of such errors in the future. Such changes include the appointment of Ran Daniel as the Company's chief financial officer. The Company implemented additional procedures and policies in order to improve the effectiveness, accuracy and reliability of the accounting data to allow for the preparation of the Company’s financial statements in accordance with Generally Accepted Accounting Principles. These additional procedures and policies include periodically reviewing the accounting policies and procedures with Company’s auditor and periodically reviewing the same with the Company’s chief financial officer. In addition, management will work from time to time with external advisors to ensure that the Company chooses the appropriate accounting policies and their appropriate implementation.

Additionally, management became aware that the C.P.A license of our former independent accountant Davis Accounting Group P.C. and its partner Edwin Reese Davis (A/K/A Ted Davis) was revoked by the state of Utah due to a disciplinary action. Davis Accounting Group audited our financial statements for the Fiscal Year Ended December 31, 2009 and its opinion contained an audit scope modification due to the Company’s uncertainty regarding its ability to continue as a going concern. As a result, the board of directors of the Company, in the absence of an audit committee discussed, those matters with the Company’s independent auditor Yarel and Partners CPA’s, which were retained by the Company on February 4, 2011, and ask them to re-audit the Company’s financial statements for the Fiscal Year Ended December 31, 2009 and to review the Company’s financial statements for the fiscal quarter ended March 31, 2010, the fiscal quarter ended June 30, 2010 and the fiscal quarter ended September 30, 2010.

Our disclosure does not provide quantitative insight into the significance of our misstatements because management can not estimate the quantitative insight into the significance of our misstatements and waits for the completion of the re-audit of our financial statements for our fiscal year ended December 31, 2009 and the review our quarterly financial statements for our fiscal year ended December 31, 2010.

As a result, we intend to file our financial statements for our fiscal year ending December 31, 2010, which will include the restatements of our balance sheet, as well as income statements and cash flow for our fiscal year ending December 31, 2009, as soon as our independent accountants have finalized their audit for the fiscal years ending December 31, 2010 and December 31, 2009, which we estimate will be in the near future. We intend to file our Quarterly Report on Form 10-Q for the Company’s financial statements for the quarter ended March 31, 2011 which will include restatements of our balance sheet, as well as income statements and cash flow for the quarter ended March 31, 2010, and to amend our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 as soon as our independent accountants have finalized their review for those periods, which we estimate will be in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Ran Daniel
Name: Ran Daniel
Title: Chief Financial Officer

Date:  February 28, 2011